Exhibit 99.2

NOTICE OF REDEMPTION

To the Holders of:                                             Cigna Corporation
8.50% Senior Notes due 2019 issued May 7, 2009 (the “2019 Notes”)

CUSIP Number:                                                        125509BL2

NOTICE IS HEREBY GIVEN that, pursuant to (i) Section 1104 of the Senior Indenture, dated as of August 16, 2006, between Cigna Corporation (the “Issuer”) and U.S. Bank National Association, as trustee (the “Trustee”), as amended by Supplemental Indenture No. 3 thereto, dated as of March 7, 2008 (the “Base Indenture”), (ii) Section 1.06(c) of Supplemental Indenture No. 4 to the Base Indenture, dated as of May 7, 2009, between the Issuer and the Trustee (the “Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”), and (iii) paragraph 2 of the 2019 Notes:

1.                                      Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Indenture.

2.                                      Terms of Redemption:

(a)                                 Redemption Date.  April 13, 2015 (the “Redemption Date”).

(b)                                 Redemption Price.  The redemption price of the 2019 Notes is equal to the greater of (i) 100% of the principal amount of the 2019 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the Redemption Date) on the 2019 Notes to be redeemed from the Redemption Date to the Stated Maturity date discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus, in each case, accrued and unpaid interest on the 2019 Notes to the Redemption Date (the “2019 Notes Redemption Price”).

The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2019 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2019 Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date for any 2019 Notes, the average of all Reference Treasury Dealer Quotations obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC and their successors; provided, however, that if any Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the 2019 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(c)                                  All Outstanding Securities.  The Issuer hereby elects to redeem all of the Outstanding 2019 Notes on the Redemption Date.

(d)                                 Cessation of Interest.  On the Redemption Date, the 2019 Notes Redemption Price will become due and payable in respect of each 2019 Note and, unless the Issuer defaults in payment of the 2019 Notes Redemption Price, interest will cease to accrue on the 2019 Notes on and after the Redemption Date.

(e)                                  Redemption Location.  The Trustee has informed the Issuer that, as of the date of this Notice of Redemption, all custodians and beneficial holders of the 2019

Notes hold the 2019 Notes through accounts with The Depository Trust Company (“DTC”) and that there are no certificated 2019 Notes in non-global form.  Accordingly, in order to receive the Redemption Price for the 2019 Notes, a holder must surrender the 2019 Notes to the Trustee through the transmittal procedures of DTC.  The Trustee will send the total Redemption Price to the sole holder, DTC, and DTC will distribute the funds in accordance with its applicable procedures.

(f)                                   Accuracy of CUSIP.  No representation is made as to the correctness or accuracy of the aforementioned CUSIP number or such number appearing on the 2019 Notes.

Dated:  March 11, 2015                                                              Cigna Corporation